EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Plan Administrator

Cytec Employees’ Savings Plan

We consent to the incorporation by reference in the registration statement (No. 33-151635) on Form S-8 of Cytec Industries Inc. of our report dated June 25, 2010 on the financial statements of Cytec Employees’ Savings Plan, which is included in this annual report (Form 11-K) as of and for the year ended December 31, 2009.

By: /s/ AMPER, POLITZINER & MATTIA, LLP

        AMPER, POLITZINER & MATTIA, LLP

June 25, 2010

Bridgewater, New Jersey